Contact: kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited third quarter 2021 financial results

MANSFIELD, PENNSYLVANIA— October 22, 2021 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and nine months ended September 30, 2021.

Highlights

•
Net income was $22.2 million for the nine months ended September 30, 2021, which is 24.0% higher than the net income for 2020’s comparable period. The effective tax rate for the nine months ended September 30, 2021 was 17.3% compared to 17.2% in the comparable period in 2020.

•
Net income was $7.1 million for the three months ended September 30, 2021, which is 11.8% less than the net income for 2020’s comparable period. The effective tax rate for the three months ended September 30, 2021 was 18.3% compared to 18.0% in the comparable period in 2020.

•	Net interest income before the provision for loan losses was $49.2 million for the nine months ended September 30, 2021, an increase of $3.6 million, or 7.9%, over the same period a year ago.

•
Non-performing assets decreased $2.9 million from year end and $5.4 million since September 30, 2020 and totaled $10,218,000 as of September 30, 2021. As a percent of loans, non-performing assets totaled 0.71%, 0.93% and 1.14% as of September 30, 2021, December 31, 2020 and September 30, 2020.

•
Return on average equity for the three and nine months (annualized) ended September 30, 2021 was 13.65% and 14.66% compared to 17.36% and 13.85% for the three and nine months (annualized) ended September 30, 2020.

•
Return on average tangible equity for the three and nine months (annualized) ended September 30, 2021 was 16.25% and 17.53% compared to 21.11% and 16.72% for the three and nine months (annualized) ended September 30, 2020 (non-GAAP). (1)

•
Return on average assets for the three and nine months (annualized) ended September 30, 2021 was 1.40% and 1.49% compared to 1.75% and 1.43% for the three and nine months (annualized) ended September 30, 2020.

Covid 19 pandemic response and loan profile

•
During 2021, the Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of September 30, 2021, 267 loans with a balance of $20.8 million remain outstanding under this program. From January 1, 2021 to September 30, 2021, we issued 388 loans with aggregate balances of $24.3 million. As of September 30, 2021, 26 loans that were issued under this program in 2020 remain outstanding and have a balance of $2.9 million. The loans earn interest at 1% per annum and the processing fee paid by the SBA will be accreted into income over the life of the loans. The SBA has issued guidance for forgiveness with a streamlined approach for loans of $150,000 or less. Of the PPP loans outstanding, 226 loans, or 84.6% of the remaining PPP loans, had an original balance less than $150,000. The outstanding balance for these 226 loans as of September 30, 2021 was approximately $7.1 million.

•
Under our COVID loan modification program, during 2021 we provided relief to 19 customers with outstanding balances of $26.7 million, which includes residential, commercial and agricultural customers. As of September 30, 2021, all loans had returned to their original terms that were modified under this program.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels, restaurants, and amusement/theme parks represent a higher level of credit risk. At September 30, 2021, the Company had limited loan concentrations to these industries as follows:

o	Hotels/Motels - $73.3 million or 5.1% of outstanding loans
o	Restaurants - $25.3 million or 1.8% of outstanding loans
o	Amusement/Theme parks - $9.4 million, or 0.7% of outstanding loans

Nine Months Ended September 30, 2021 Compared to 2020

•
For the nine months ended September 30, 2021, net income totaled $22,174,000 which compares to net income of $17,876,000 for the first nine months of 2020, an increase of $4,298,000 or 24.0%.  Basic earnings per share of $5.62 for the first nine months of 2021 compares to $4.69 for the first nine months last year.  Annualized return on equity for the nine months ended September 30, 2021 and 2020 was 14.66% and 13.85%, while annualized return on assets was 1.49% and 1.43%, respectively.

•
Net interest income before the provision for loan loss for the nine months ended September 30, 2021 totaled $49,243,000 compared to $45,646,000 for the nine months ended September 30, 2020, resulting in an increase of $3,597,000, or 7.9%.  Average interest earning assets increased $312.6 million for the nine months ended September 30, 2021 compared to the same period last year, primarily due to the assets acquired as part of the MidCoast acquisition in the second quarter of 2020 being outstanding for the entire period of 2021 and organic growth primarily in the Delaware region. Average loans increased $158.1 million while average investment securities increased $82.1 million. The yield on interest earning assets decreased 55 basis points to 3.94%, while the cost of interest-bearing liabilities decreased 17 basis points to 0.51%. The yield on interest earning assets in 2020 benefitted approximately $820,000, or 5 basis points from the pay-off of two purchase credit impaired loans acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve rate cuts made in response to the COVID-19 pandemic in the first quarter of 2020. The tax effected net interest margin for the nine months ended September 30, 2021 was 3.55% compared to 3.96% for the same period last year.

•
The provision for loan losses for the nine months ended September 30, 2021 was $1,550,000 compared to $1,500,000 for the nine months ended September 30, 2020, an increase of $50,000.  The increase in the provision is attributable to loans maturing that were acquired as part of the MidCoast acquisition, which were refinanced with the Company and are subject to the Company’s allowance calculation.

•
Total non-interest income was $9,793,000 for the nine months ended September 30, 2021, which is $2,335,000 more than the non-interest income of $7,458,000 for the same period last year. The primary drivers were the earnings of bank owned life insurance, which increased $1,129,000 as the result of the passing of two former employees, an increase in equity security gains of $564,000 as a result of market performance and an increase in service charge income of $372,000 as a result of waiving fees in 2020 in response to the pandemic.

•
Total non-interest expenses for the nine months ended September 30, 2021 totaled $30,667,000 compared to $30,026,000 for the same period last year, which is an increase of $641,000. The primary driver of the increase was salary and benefit costs and occupancy costs, which increased compared to the same period in 2020 due to the additional headcount and branches acquired as part of the MidCoast acquisition.

•
The provision for income taxes increased $943,000 when comparing the nine months ended September 30, 2021 to the same period in 2020 as a result of an increase in income before income tax of $5,241,000. The effective tax rate was 17.3% and 17.2% for the nine months ended September 30, 2021 and 2020, respectively. It should be noted the earnings on bank owned life insurance are exempt from federal income tax.

Third Quarter of 2021 Compared to the Third Quarter of 2020

•
For the three months ended September 30, 2021, net income totaled $7,064,000 which compares to net income of $8,007,000 for the comparable period of 2020, a decrease of $943,000 or 11.9%.  Basic earnings per share of $1.79 for the three months ended September 30, 2021 compares to $2.02 for the 2020 comparable period. Annualized return on equity for the three months ended September 30, 2021 and 2020 was 13.65% and 17.36%, while annualized return on assets was 1.40% and 1.75%, respectively.

•
Net interest income before the provision for loan losses for the three months ended September 30, 2021 totaled $16,590,000 compared to $16,470,000 for the three months ended September 30, 2020, resulting in an increase of $120,000. Average interest earning assets increased $202.9 million for the three months ended September 30, 2021 compared to the same period last year as a result of the  organic loan and deposit growth.  Average loans increased $66.3 million while average investment securities increased $95.1 million and average interest bearing cash holdings increased $43.4 million. The tax effected net interest margin for the three months ended September 30, 2021 was 3.47% compared to 3.88% for the same period last year, which was impacted by the decrease in the average yield on interest earning assets of 49 basis points to 3.83%.

•
The provision for loan losses for the three months ended September 30, 2021 was $400,000, a $150,000 decrease to the comparable period in 2020. The decrease in the provision is attributable to the impact the COVID-19 pandemic had on the local and national economy in the third quarter of 2020.

•
Total non-interest income was $2,852,000 for the three months ended September 30, 2021, which is $686,000 less than the comparable period last year.  The primary drivers were a decrease in the gains on loans sold of $560,000 due to a decrease in the amount of loans sold compared to the third quarter of 2020 and a decrease in other income of $330,000 due to fee income on derivative transactions for customers.

•
Total non-interest expenses for the three months ended September 30, 2021 totaled $10,400,000 compared to $9,692,000 for the same period last year, which is an increase of $708,000, or 7.3%. The primary driver of the increase was salary and benefit costs, which increased compared to the same period in 2020 due to the additional headcount in the Delaware region. Other expenses increased $318,000 due to computer, data and appraisal expenses.

•
The provision for income taxes decreased $181,000 when comparing the three months ended September 30, 2021 to the same period in 2020 as a result of a decrease in income before income tax of $1,124,000.  The effective tax rate was 18.3% and 18.0% for the three months ended September 30, 2021 and 2020, respectively.

Balance Sheet and Other Information:

•
At September 30, 2021, total assets were $2.05 billion compared to $1.89 billion at December 31, 2020 and $1.86 billion at September 30, 2020. The loan to deposit ratio as of September 30, 2021 was 82.88% compared to 88.45% as of December 31, 2020 and 87.96% as of September 30, 2020.

•
Available for sale securities of $397.0 million at September 30, 2021 increased $101.9 million from December 31, 2020 and $109.2 million from September 30, 2020. The yield on the investment portfolio decreased from 2.66% to 2.05% on a tax equivalent basis due to securities purchased at a discount that were called in the first quarter of 2020 and purchases made in a lower rate environment in the second half of 2020 and all of 2021.

•	Net loans as of September 30, 2021 totaled $1.43 billion and increased $36.1 million from December 31, 2020 as a result of organic growth in the Delaware market offset by PPP forgiveness.

•
The allowance for loan losses totaled $17,334,000 at September 30, 2021 which is an increase of $1,519,000 from December 31, 2020.  The increase is due to recording a provision for loan losses of $1,550,000 and recoveries of $118,000, offset by charge-offs of $149,000. The allowance as a percent of total loans was 1.20% as of September 30, 2021 and 1.13% as of December 31, 2020.

•
Deposits increased $152.1 million from December 31, 2020, to $1.74 billion at September 30, 2021, primarily due to customers holding more cash due to the pandemic and government stimulus funds provided to customers. Brokered CD’s decreased $23.8 million.  Non-interest-bearing deposits increased $53.3 million due to the PPP program and additional cash holdings by customers.

•
Stockholders’ equity totaled $209.0 million at September 30, 2021, compared to $194.3 million at December 31, 2020, an increase of $14.7 million. The increase was attributable to net income for the nine months ended September 30, 2021 totaling $22.2 million, offset by cash dividends totaling $5.5 million and net treasury stock activity of $468,000.  As a result of changes in interest rates impacting the fair value of investment securities and derivative instruments, accumulated other comprehensive income, decreased $1.6 million from December 31, 2020.

Dividend Declared

On September 7, 2021, the Board of Directors declared a cash dividend of $0.470 per share, which was paid on September 30, 2021 to shareholders of record at the close of business on September 16, 2021. This quarterly cash dividend is an increase of 3.10% over the regular cash dividend of $0.456 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2021.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except share and per share data)
	As of or For The		As of or For The
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Income and Performance Ratios
Net Income	$7,064	$8,007	$22,174	$17,876
Return on average assets (annualized)	1.40%	1.75%	1.49%	1.43%
Return on average equity (annualized)	13.65%	17.36%	14.66%	13.85%
Return on average tangible equity (annualized) (a)	16.25%	21.11%	17.53%	16.72%
Net interest margin (tax equivalent)(a)	3.47%	3.88%	3.55%	3.96%
Earnings per share - basic (b)	$1.79	$2.02	$5.62	$4.69
Earnings per share - diluted (b)	$1.79	$2.02	$5.62	$4.69
Cash dividends paid per share (b)	$0.470	$0.456	$1.391	$1.445
Number of shares used in computation - basic (b)	3,949,508	3,956,997	3,945,962	3,808,264
Number of shares used in computation - diluted (b)	3,949,603	3,956,997	3,945,969	3,810,289

Asset quality
Allowance for loan and lease losses	$17,334	$15,169
Non-performing assets	$10,218	$15,631
Allowance for loan and lease losses/total loans	1.20%	1.11%
Non-performing assets to total loans	0.71%	1.14%
Annualized net charge-offs (recoveries) to total loans	0.00%	0.06%	0.00%	0.02%

Equity
Book value per share (b)	$52.63	$47.02
Tangible Book value per share (a) (b)	$44.27	$38.71
Market Value (Last reported trade of month)	$62.50	$44.00
Common shares outstanding	3,952,081	3,921,408

Other
Average Full Time Equivalent Employees	297.2	289.6
Loan to Deposit Ratio	82.88%	87.96%
Trust assets under management	$148,360	$137,127
Brokerage assets under management	$273,488	$227,134

Balance Sheet Highlights	September 30,	December 31,	September 30,
	2021	2020	2020

Assets	$2,047,203	$1,891,674	$1,858,344
Investment securities	399,262	297,120	289,534
Loans (net of unearned income)	1,442,908	1,405,281	1,365,879
Allowance for loan losses	17,334	15,815	15,169
Deposits	1,740,969	1,588,858	1,552,753
Stockholders' Equity	208,967	194,259	189,051

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,	December 31,	September 30,
(in thousands except share data)	2021	2020	2020
ASSETS:
Cash and due from banks:
Noninterest-bearing	$17,466	$16,374	$15,922
Interest-bearing	84,505	52,333	59,387
Total cash and cash equivalents	101,971	68,707	75,309

Interest bearing time deposits with other banks	11,274	13,758	13,758

Equity securities	2,219	1,931	1,696

Available-for-sale securities	397,043	295,189	287,838

Loans held for sale	3,199	14,640	19,320

Loans (net of allowance for loan losses: $17,334 at September 30, 2021;
$15,815 at December 31, 2020 and $15,169 at September 30, 2020)	1,425,574	1,389,466	1,350,710

Premises and equipment	17,201	16,948	17,720
Accrued interest receivable	5,231	5,998	6,164
Goodwill	31,376	31,376	31,376
Bank owned life insurance	30,518	32,589	32,408
Other intangibles	1,677	1,668	1,538
Other assets	19,920	19,404	20,507

TOTAL ASSETS	$2,047,203	$1,891,674	$1,858,344

LIABILITIES:
Deposits:
Noninterest-bearing	$357,078	$303,762	$276,286
Interest-bearing	1,383,891	1,285,096	1,276,467
Total deposits	1,740,969	1,588,858	1,552,753
Borrowed funds	78,200	88,838	99,602
Accrued interest payable	823	1,017	1,006
Other liabilities	18,244	18,702	15,932
TOTAL LIABILITIES	1,838,236	1,697,415	1,669,293
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2021 or 2020	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at September 30, 2021, December 31, 2020 and
September 30, 2020: issued 4,388,901 at September 30, 2021 and 4,350,342 at December 31, 2020 and
September 30, 2020	4,389	4,350	4,350
Additional paid-in capital	78,370	75,908	75,867
Retained earnings	140,920	126,627	121,203
Accumulated other comprehensive income	969	2,587	2,865
Treasury stock, at cost: 436,820 at September 30, 2021 and 428,492 shares
at December 31, 2020 and 428,934 shares at September 30, 2020	(15,681)	(15,213)	(15,234)
TOTAL STOCKHOLDERS' EQUITY	208,967	194,259	189,051
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,047,203	$1,891,674	$1,858,344

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$16,505	$16,718	$49,569	$46,763
Interest-bearing deposits with banks	118	106	335	298
Investment securities:
Taxable	1,074	979	2,865	3,212
Nontaxable	561	485	1,652	1,337
Dividends	84	98	291	275
TOTAL INTEREST INCOME	18,342	18,386	54,712	51,885
INTEREST EXPENSE:
Deposits	1,422	1,635	4,545	5,279
Borrowed funds	330	281	924	960
TOTAL INTEREST EXPENSE	1,752	1,916	5,469	6,239
NET INTEREST INCOME	16,590	16,470	49,243	45,646
Provision for loan losses	400	550	1,550	1,500
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	16,190	15,920	47,693	44,146
NON-INTEREST INCOME:
Service charges	1,210	1,112	3,479	3,107
Trust	182	199	674	542
Brokerage and insurance	408	352	1,190	941
Gains on loans sold	295	855	1,109	1,282
Equity security gains (losses), net	72	(33)	288	(276)
Available for sale security gains, net	162	185	212	302
Earnings on bank owned life insurance	165	180	1,643	514
Other	358	688	1,198	1,046
TOTAL NON-INTEREST INCOME	2,852	3,538	9,793	7,458
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,568	6,102	19,312	17,411
Occupancy	728	714	2,222	1,891
Furniture and equipment	123	267	407	587
Professional fees	310	417	1,153	1,180
FDIC insurance expense	129	135	387	341
Pennsylvania shares tax	339	275	856	809
Amortization of intangibles	48	57	146	162
Merger and acquisition	-	-	-	2,179
Software expenses	336	324	1,003	817
ORE expenses	130	30	383	221
Other	1,689	1,371	4,798	4,428
TOTAL NON-INTEREST EXPENSES	10,400	9,692	30,667	30,026
Income before provision for income taxes	8,642	9,766	26,819	21,578
Provision for income taxes	1,578	1,759	4,645	3,702
NET INCOME	$7,064	$8,007	$22,174	$17,876

PER COMMON SHARE DATA:
Net Income - Basic	$1.79	$2.02	$5.62	$4.69
Net Income - Diluted	$1.79	$2.02	$5.62	$4.69
Cash Dividends Paid	$0.470	$0.456	$1.391	$1.445

Number of shares used in computation - basic	3,949,508	3,956,997	3,945,962	3,808,264
Number of shares used in computation - diluted	3,949,603	3,956,997	3,945,969	3,810,289

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2021	2021	2021	2020	2020
Interest income	$18,342	$18,075	$18,295	$18,411	$18,386
Interest expense	1,752	1,863	1,854	1,866	1,916
Net interest income	16,590	16,212	16,441	16,545	16,470
Provision for loan losses	400	500	650	900	550
Net interest income after provision for loan losses	16,190	15,712	15,791	15,645	15,920
Non-interest income	2,618	2,677	3,998	3,726	3,386
Investment securities gains (losses), net	234	29	237	238	152
Non-interest expenses	10,400	10,320	9,947	10,821	9,692
Income before provision for income taxes	8,642	8,098	10,079	8,788	9,766
Provision for income taxes	1,578	1,451	1,616	1,561	1,759
Net income	$7,064	$6,647	$8,463	$7,227	$8,007
Earnings Per Share Basic	$1.79	$1.69	$2.14	$1.83	$2.02
Earnings Per Share Diluted	$1.79	$1.69	$2.14	$1.83	$2.02

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended September 30,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Short-term investments:
Interest-bearing deposits at banks	111,392	40	0.14	67,954	14	0.08
Total short-term investments	111,392	40	0.14	67,954	14	0.08
Interest bearing time deposits at banks	12,129	78	2.55	14,143	92	2.59
Investment securities:
Taxable	264,740	1,158	1.75	192,641	1,077	2.24
Tax-exempt (3)	107,125	709	2.65	84,097	614	2.92
Investment securities	371,865	1,867	2.01	276,738	1,691	2.45
Loans: (2)(3)(4)
Residential mortgage loans	203,426	2,417	4.71	209,161	2,807	5.34
Construction loans	67,780	671	3.93	29,087	356	4.87
Commercial Loans	745,313	8,976	4.78	652,380	8,472	5.17
Agricultural Loans	344,365	3,728	4.29	356,164	3,971	4.44
Loans to state & political subdivisions	49,673	437	3.49	83,671	872	4.15
Other loans	16,678	347	8.25	30,460	401	5.24
Loans, net of discount (2)(3)(4)	1,427,235	16,576	4.61	1,360,923	16,879	4.93
Total interest-earning assets	1,922,621	18,561	3.83	1,719,758	18,676	4.32
Cash and due from banks	6,542			7,350
Bank premises and equipment	17,259			17,802
Other assets	71,329			90,238
Total non-interest earning assets	95,130			115,390
Total assets	2,017,751			1,835,148
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	466,981	383	0.33	406,635	211	0.21
Savings accounts	297,470	74	0.10	247,414	96	0.15
Money market accounts	258,872	163	0.25	218,682	215	0.39
Certificates of deposit	336,782	802	0.94	382,551	1,113	1.16
Total interest-bearing deposits	1,360,105	1,422	0.41	1,255,282	1,635	0.52
Other borrowed funds	80,275	330	1.63	98,350	281	1.14
Total interest-bearing liabilities	1,440,380	1,752	0.48	1,353,632	1,916	0.56
Demand deposits	358,716			280,457
Other liabilities	11,683			16,611
Total non-interest-bearing liabilities	370,399			297,068
Stockholders' equity	206,972			184,448
Total liabilities & stockholders' equity	2,017,751			1,835,148
Net interest income		16,809			16,760
Net interest spread (5)			3.35%			3.76%
Net interest income as a percentage
of average interest-earning assets			3.47%			3.88%
Ratio of interest-earning assets
to interest-bearing liabilities			133%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Nine Months Ended September 30,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Short-term investments:
Interest-bearing deposits at banks	109,272	86	0.11	35,580	23	0.09
Total short-term investments	109,272	86	0.11	35,580	23	0.09
Interest bearing time deposits at banks	12,952	249	2.57	14,266	275	2.57
Investment securities:
Taxable	238,438	3,156	1.76	185,220	3,487	2.51
Tax-exempt (3)	103,559	2,091	2.69	74,664	1,693	3.02
Investment securities	341,997	5,247	2.05	259,884	5,180	2.66
Loans: (2)(3)(4)
Residential mortgage loans	203,300	7,464	4.91	212,912	8,450	5.30
Construction loans	52,409	1,602	4.09	25,715	952	4.95
Commercial Loans	732,554	26,914	4.91	556,133	22,282	5.35
Agricultural Loans	351,478	11,322	4.31	357,498	12,096	4.52
Loans to state & political subdivisions	54,994	1,505	3.66	89,407	2,709	4.05
Other loans	22,912	1,028	6.00	17,878	794	5.93
Loans, net of discount (2)(3)(4)	1,417,647	49,835	4.70	1,259,543	47,283	5.01
Total interest-earning assets	1,881,868	55,417	3.94	1,569,273	52,761	4.49
Cash and due from banks	6,560			7,643
Bank premises and equipment	17,212			17,152
Other assets	75,818			75,238
Total non-interest earning assets	99,590			100,033
Total assets	1,981,458			1,669,306
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	450,636	1,086	0.32	374,347	904	0.32
Savings accounts	285,124	249	0.12	237,873	387	0.22
Money market accounts	248,495	502	0.27	196,985	810	0.55
Certificates of deposit	357,460	2,708	1.01	333,044	3,178	1.27
Total interest-bearing deposits	1,341,715	4,545	0.45	1,142,249	5,279	0.62
Other borrowed funds	87,200	924	1.42	92,120	960	1.39
Total interest-bearing liabilities	1,428,915	5,469	0.51	1,234,369	6,239	0.68
Demand deposits	335,188			246,424
Other liabilities	15,724			16,390
Total non-interest-bearing liabilities	350,912			262,814
Stockholders' equity	201,631			172,123
Total liabilities & stockholders' equity	1,981,458			1,669,306
Net interest income		49,948			46,522
Net interest spread (5)			3.43%			3.81%
Net interest income as a percentage
of average interest-earning assets			3.55%			3.96%
Ratio of interest-earning assets
to interest-bearing liabilities			132%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Real estate:
Residential	$204,853	$202,171	$203,273	$201,911	$208,084
Commercial	657,485	641,633	605,547	596,255	535,456
Agricultural	312,442	310,274	315,313	315,158	310,702
Construction	68,408	63,065	42,651	35,404	28,656
Consumer	31,042	8,684	26,181	30,277	30,625
Other commercial loans	92,188	104,349	109,168	114,169	129,731
Other agricultural loans	28,562	33,720	41,378	48,779	40,790
State & political subdivision loans	47,928	51,213	60,890	63,328	81,835
Total loans	1,442,908	1,415,109	1,404,401	1,405,281	1,365,879
Less: allowance for loan losses	17,334	16,931	16,560	15,815	15,169
Net loans	$1,425,574	$1,398,178	$1,387,841	$1,389,466	$1,350,710

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$1,482	$1,495	$2,383	$4,120	$3,449

Non-accrual loans	$8,858	$9,082	$10,680	$10,732	$11,711
Loans past due 90 days or more and accruing	83	49	478	525	1,194
Non-performing loans	$8,941	$9,131	$11,158	$11,257	$12,905
OREO	1,277	1,811	1,720	1,836	2,726
Total Non-performing assets	$10,218	$10,942	$12,878	$13,093	$15,631

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands)	2021	2021	2021	2020	2020
Balance, beginning of period	$16,931	$16,560	$15,815	$15,169	$14,827
Charge-offs	(7)	(138)	(4)	(276)	(237)
Recoveries	10	9	99	22	29
Net (charge-offs) recoveries	3	(129)	95	(254)	(208)
Provision for loan losses	400	500	650	900	550
Balance, end of period	$17,334	$16,931	$16,560	$15,815	$15,169

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except share and per share data)

	As of
	September 30
	2021	2020
Tangible Equity
Stockholders Equity - GAAP	$208,967	$189,051
Accumulated other comprehensive income	(969)	(2,865)
Intangible Assets	(33,053)	(32,914)
Tangible Equity - Non-GAAP	174,945	153,272
Shares outstanding adjusted for June 2021 stock Dividend	3,952,081	3,959,967
Tangible Book value per share	$44.27	$38.71

	As of
	September 30
	2021	2020
Tangible Equity per share
Stockholders Equity per share - GAAP	$52.88	$47.74
Adjustments for accumulated other comprehensive income	(0.25)	(0.72)
Book value per share	52.63	47.02
Adjustments for intangible assets	(8.36)	(8.31)
Tangible Book value per share - Non-GAAP	$44.27	$38.71

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$209,181	$187,486	$203,645	$173,979
Average Accumulated Other Comprehensive income	(2,209)	(3,038)	(2,014)	(1,856)
Average Intangible Assets	(33,038)	(32,730)	(33,021)	(29,548)
Average Tangible Equity - Non-GAAP	173,934	151,718	168,610	142,575
Net Income	$7,064	8,007	$22,174	$17,876
Annualized Return on Average Tangible Equity	16.25%	21.11%	17.53%	16.72%

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
Reconciliation of net interest income on fully taxable equivalent basis	2021	2020	2021	2020
Total interest income	$18,342	$18,386	$54,712	$51,885
Total interest expense	1,752	1,916	5,469	6,239
Net interest income	16,590	16,470	49,243	45,646
Tax equivalent adjustment	219	290	705	876
Net interest income (fully taxable equivalent)	$16,809	$16,760	$49,948	$46,522